AMENDMENT NO. 4

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of October 30, 2003, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various series of each Fund under the Contract, as reflected below;

WHEREAS, each of The Munder Funds, Inc. (“MFI”) on behalf of each of its series (each, a “Portfolio”) as part of an Agreement and Plan of Reorganization and Redomiciliation, (the “Reorganization Plan”) dated as of August 12, 2003, reorganized all of its Portfolios under Munder Series Trust (“MST”), a Delaware statutory trust;

WHEREAS, under the Reorganization Plan, the assets of each Portfolio of MFI were acquired by a corresponding Portfolio (“New Portfolio”) of MST, and each New Portfolio assumed all responsibilities and liabilities of the corresponding Portfolio;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Fund agree to amend the Contract as follows:

1.	MST hereby requests the Custodian, under Sections 18 and 19 of the Contract, and the Custodian agrees to render services for each of the New Portfolios listed below, as of the dates noted, and to terminate the Agreement with respect to the corresponding Portfolios of MFI as of the same date:

Name of Portfolio	Formerly a Series of:	Effective Date:
a. Munder Future Technology Fund	MFI	October 30, 2003
b. Munder Micro-Cap Equity Fund	MFI	October 30, 2003
c. Munder NetNet Fund	MFI	October 30, 2003
d. Munder Power Plus Fund	MFI	October 30, 2003

2.	This Agreement is hereby terminated in its entirety with respect to the Munder U.S. Treasury Money Market Fund as of August 18, 2003.

3.	This Agreement is hereby terminated in its entirety with respect to with respect to MFI as of the close of business on October 30, 2003.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

THE MUNDER FUNDS, INC.
On behalf of its Portfolios

THE MUNDER FRAMLINGTON FUNDS TRUST
On behalf of its Portfolios

MUNDER SERIES TRUST
On behalf of its Portfolios

By:	/s/ Melanie Mayo West
Name:	Melanie Mayo West
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of October 30, 2003

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Emerging Markets Fund
Munder Future Technology Fund
Munder Index 500 Fund
Munder Institutional Government Money Market Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder International Growth Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small Company Growth Fund
Munder Small-Cap Value Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund

The Munder Framlington Funds Trust
Munder Healthcare Fund

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